EXHIBIT 99
                          Joint Filer Information

Designated Filer:               BLUM CAPITAL PARTNERS, L.P.
Statement for Month/Day/Year:   November 13, 2003
Issuer & Symbol:                Perini Corporation (PCR)
Address of each Reporting Person for this Form 4:
             909 Montgomery Street, Suite 400, San Francisco, CA 94133 Relationship to Issuer of each Reporting Person: 10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

November 14, 2003


RICHARD C. BLUM & ASSOCIATES, INC.   BLUM CAPITAL PARTNERS, L.P.
                                     By: Richard C. Blum & Associates, Inc.,
                                         its general partner


By:  /s/ Murray A. Indick            By:    /s/ Murray A. Indick
     Murray A. Indick                       Murray A. Indick
     Partner, General Counsel               Partner, General Counsel
      and Secretary                           and Secretary



RICHARD C. BLUM


By:  /s/ Murray A. Indick
     Murray A. Indick, Attorney-in-Fact


PB CAPITAL PARTNERS, L.P.
By  BLUM CAPITAL PARTNERS, L.P.,
    its general partner
By:  Richard C. Blum & Associates,
       Inc., its general partner


By:   /s/ Murray A. Indick
      Murray A. Indick
      Partner, General Counsel
       and Secretary


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